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                      WOLVERINE TUBE, INC. AND SUBSIDIARIES
                     EXHIBIT 21--SUBSIDIARIES OF REGISTRANT

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                                                                  State or Other Jurisdiction of
            Name                                                           Incorporation
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
Small Tube Manufacturing, LLC                                                 Delaware
Tube Forming, LP                                                              Delaware
Wolverine Europe (EURL)                                                       France
Wolverine Europe Holdings, B.V.                                               The Netherlands
Wolverine Finance Company, LLC                                                Tennessee
Wolverine Joining Technologies, LLC                                           Delaware
Wolverine Joining Technologies Canada, Inc.                                   Canada
Wolverine Tube Europe B.V.                                                    The Netherlands
Wolverine Tube, B.V.                                                          The Netherlands
Wolverine Tube (Canada) Inc.                                                  Canada
Wolverine Tube (Shanghai) Co. Ltd.                                            China
Wolverine Asia, Ltd.                                                          Hong Kong
Wolverine Tubagem Portugal, LDA                                               Portugal
TF Investor, Inc.                                                             Delaware
Tube Forming Holdings, Inc.                                                   Delaware
WT Holding Company, Inc.                                                      Delaware
3072451 Nova Scotia Company                                                   Nova Scotia
3072452 Nova Scotia Company                                                   Nova Scotia
30724531 Nova Scotia Company                                                  Nova Scotia
Wolverine Tube Canada Limited Partnership                                     New Brunswick
Wolverine China Investments, LLC                                              Delaware
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